Exhibit 10.24
                                BOARD RESOLUTION
                                February 9, 1999

Amendment to the Law Companies Group, Inc. 1990 Stock Option Plan

Resolved:

WHEREAS Article IV of the Law Companies Group, Inc. 1990 Stock Option Plan (the "Plan") provides that the Committee charged with the administration of the Plan shall be authorized to prescribe, amend, and rescind rules and regulations relating to the Plan... and to make all other determinations necessary or advisable for the administration of the Plan; and

WHEREAS, Section 2.1 (o) of the Plan defines "Valuation Date" to mean December 31st of any year; and

WHEREAS, valuations have taken place on a quarterly basis on the 15th of every February, May, August and November consistent with the Law Companies Group, Inc. 401(k) Savings Plan since February 15, 1996; and

WHEREAS, pursuant to the authority granted to the Committee in Article IV of the Plan, the Committee has consistently interpreted "Valuation Date" in the Plan to mean the quarterly valuations conducted on the 15th of each February, May, August, and November since February 15, 1996; and

WHEREAS, the Board agrees with the interpretation of the Plan by the Committee with respect to the definition of "Valuation Date" and wishes to ratify and effectuate such interpretation; and

WHEREAS, Article X of the plan allows the Board to amend and modify the Plan at any time subject to certain restrictions;

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby amend the Plan by adding to the end of subsection (o) of Section 2.1 the following: "through the end of 195 and the 15th of February, May, August, or November of any year thereafter"; and BE IT FURTHER RESOLVED, that the Board does hereby ratify and confirm the administration and interpretation of the Plan by the Committee consistent with the preceding resolution; and

BE IT FURTHER RESOLVED, that such amendment to the Plan shall not be submitted for approval by the shareholders of the Company because (I) shareholder approval is not required under Article X of the Plan, (ii) the Plan has consistently been interpreted in accordance woth such amendment to the Plan; and

BE IT FURTHER RESOLVED, that appropriate officers of the Company are authorized to take all further actions appropriate and/or necessary to effectuate the foregoing resolutions.




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